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                            ACTIVE ASSETS MONEY TRUST

                             DISTRIBUTION AGREEMENT
     AGREEMENT made as of this 31st day of May, 1997 between Active Assets Money Trust, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), and Dean Witter Distributors Inc., a Delaware corporation (the "Distributor");

                              W I T N E S S E T H:

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a diversified open-end investment company and it is affirmatively in the interest of the Trust to offer its shares to the participants in the Active Assets Account program (the "AAA" program) on the terms described in its Registration Statement filed under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies; and

     WHEREAS, the Trust and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the Trust's transferable shares of beneficial interest, without par value ("Shares"), in order to promote the growth of the Trust and facilitate the distribution of its shares.

     NOW, THEREFORE, the parties agree as follows:

     SECTION 1. APPOINTMENT OF THE DISTRIBUTOR. The Trust hereby appoints the Distributor as the distributor of the Trust to sell Shares to participants in the AAA program on the terms contained in the currently effective prospectus of the Trust under the 1933 Act, as amended from time to time (the "Prospectus"), and the Distributor hereby accepts such appointment. The Trust, during the term of this Agreement, shall sell Shares to the Distributor and securities dealers, including Dean Witter Reynolds Inc. ("DWR"), an affiliate of the Distributor, upon the terms and conditions set forth herein.

     SECTION 2. PURCHASE OF SHARES FROM THE TRUST.

     (a) The Distributor shall have the right to buy from the Trust the Shares needed, but not more than the Shares needed (except for clerical errors in transmission) to fill unconditional orders for Shares placed through the Distributor by eligible participants in the AAA program and securities dealers. The price which the Distributor shall pay for the Shares so purchased from the Trust shall be the current public offering price described below on which such orders were based.

     (b) The public offering price of the Shares, I.E., the price per Share at which the Distributor may sell Shares to participants in the AAA program, or to securities dealers including DWR, who have entered into selected dealer agreements with the Distributor pursuant to Section 7 ("Selected Dealers") shall be the net asset value, determined as set forth in the Prospectus, used in determining the public offering price on which such orders were based.

     (c) The Trust, or any agent of the Trust designated in writing by the Trust, shall be promptly advised of all purchase orders from Shares received by the distributor. All issuances of Shares to participants in the AAA program shall be deemed issued pursuant to Section 2 hereof. Any order may be rejected by the Trust or the Distributor, provided, however, that neither will arbitrarily or without reasonable cause refuse to accept orders for the purchase of Shares. The Trust (or its agent) will confirm orders upon their receipt, or in accordance with any exemptive order of the Securities and Exchange Commission, and will make appropriate book entries pursuant to the instructions of the Distributor. Purchase orders are effective when Federal Funds become available to the Trust. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Trust (or its agent).

     With respect to Shares sold by any Selected Dealer, the Distributor is authorized to direct the Trust's transfer agent to receive instructions directly from the Selected Dealer on behalf of the Distributor as to registration of Shares in the names of investors and to confirm issuance of the Shares to such investors.
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The Distributor is also authorized to instruct the transfer agent to receive payment directly from the Selected Dealer on behalf of the Distributor, for prompt transmittal to the Trust's custodian, of the purchase price of the Shares. In such event the Distributor shall obtain from the Selected Dealer and maintain a record of such registration instructions and payments.

     SECTION 3. REPURCHASE OF SHARES BY THE TRUST.

     (a) Any of the outstanding Shares may be tendered for redemption at any time, and the Trust shall redeem the shares so tendered in accordance with its obligations and rights as set forth in the Declaration of Trust, and in accordance with the applicable provisions set forth in the Prospectus. The price to be paid to redeem the Shares shall be equal to the net asset value as set forth in the Prospectus. Shares redeemed due to an unauthorized use of a Visa card of a Shareholder shall be reinstated by the Trust at the cost of the Distributor as set forth in Section 5(d) hereof.

     With respect to Shares tendered for redemption or repurchase by any Selected Dealer on behalf of its customers, the Distributor is authorized to instruct the transfer agent of the Trust to accept orders for redemption or repurchase directly from the Selected Dealer on behalf of the Distributor and to instruct the Trust to transmit payments for such redemptions and repurchases directly to the Selected Dealer on behalf of the Distributor for the account of the shareholder. The Distributor shall obtain from the Selected Dealer and maintain a record of such orders. The Distributor is further authorized to obtain from the Trust, and shall maintain, a record of payments made directly to the Selected Dealer on behalf of the Distributor.

     SECTION 4. DUTIES OF THE TRUST.

     (a) The Trust shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares of the Trust, including one certified copy, upon request by the Distributor, of all financial statements prepared by the Trust and examined by independent accountants. The Trust shall, at the expense of the Distributor, make available to the Distributor such number of copies of the Prospectus as the Distributor shall reasonably request.

     (b) The Trust shall take, from time to time, all necessary action to register Shares under the 1933 Act, to the end that there will be available for sale such number of shares as participants in the AAA program may reasonably be expected to purchase.

     (c) The Trust shall use its best efforts to pay the filing fees for an appropriate number of the Shares for sale under the securities laws of such states as the Distributor and the Trust may approve. Any such qualification to sell its Shares in a state may be withheld, terminated or withdrawn by the Trust at any time in its discretion. As provided in Section 6(c) hereof, such filing fees shall be borne by the Trust. The Distributor shall furnish any information and other material relating to its affairs and activities as may be required by the Trust in connection with the sale of its Shares in any state.

     (d) The Trust shall, at the expense of the Distributor, furnish, in reasonable quantities upon request by the Distributor, copies of annual and interim reports of the Trust.

     SECTION 5. DUTIES OF THE DISTRIBUTOR.

     (a) The Distributor shall sell Shares of the Trust through DWR and may sell shares through other securities dealers and its own Account Executives and shall devote reasonable time and effort to promote sales of Shares of the Trust, but shall not be obligated to sell any specific number of Shares. The services of the Distributor hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into distribution arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby. It is also understood that Selected Dealers, including DWR, may also sell shares for other registered investment companies.

     (b) In selling the Shares of the Trust, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all federal and state laws and regulations and the regulations of the National Association of Securities Dealers, Inc. (the "NASD") relating to the sale of such securities.

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Neither the Distributor nor any other person is authorized by the Trust to give any information or to make any representations, other than those contained in the Registration Statement or related Prospectus and any sales literature specifically approved by the Trust.

     (c) The Distributor shall adopt and follow procedures, as approved by the Trust, for the confirmation of sales to participants in the AAA program, the collection of amounts payable by investors on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD, as such requirements may from time to time exist.

     (d) Through the AAA program, the Trust is linked to securities and Visa accounts of customers of the Distributor and automatic purchases and redemptions of Shares of the Trust will be effected by the Distributor pursuant to the AAA program. Free credit cash balances in the securities accounts of customers of the Distributor will automatically be invested by the Distributor in Shares of the Trust on the terms described in the Prospectus. Shares of the Trust will automatically be redeemed by the Distributor to satisfy debit balances in such securities accounts or amounts owing in the Visa card accounts on the terms described in the Prospectus. AAA program participants may be liable for the unauthorized use of their Visa card in an amount not to exceed $50. In the event of the unauthorized use of the Visa card or cards held by AAA program participants after the Visa processing agent has been notified orally or in writing of the loss, theft or possible unauthorized use of such card or cards, and the redemption of Trust Shares due to such unauthorized use, the Trust agrees to reinstate such Shares in the account of the AAA program participant as if never redeemed and the Distributor hereby agrees to indemnify the Trust against any losses caused thereby and all costs associated therewith.

     SECTION 6. PAYMENT OF EXPENSES.

     (a) The Trust shall bear all costs and expenses of the Trust, including fees and disbursements of its counsel and independent accountants, in connection with the preparation and filing of any required Registration Statements and Prospectuses under the 1933 Act, and the 1940 Act, and all amendments and supplements thereto, and the expense of preparing, printing, mailing and otherwise distributing prospectuses, annual or interim reports or proxy materials to shareholders.

     (b) After the Prospectuses and annual and interim reports have been prepared, set in type and mailed to shareholders, the Distributor shall bear the costs and expenses of printing and distributing any copies thereof which are used in connection with the offering of Shares or the AAA program. The Distributor shall bear the costs and expenses of preparing, printing and distributing any supplementary sales literature used by the Distributor in connection with the offering of the Shares for sale or the AAA program. Any expense of advertising incurred in connection with such offering will also be the obligation of the Distributor.

     (c) The Trust shall pay the filing fees of the Shares for sale in such states of the United States or other jurisdictions as shall be selected by the Trust and the Distributor pursuant to Section 4(c) hereof and the cost and expenses payable to each such state for continuing to offer Shares therein until the Trust decides to discontinue selling Shares pursuant to Section 4(c) hereof.

     (d) The Distributor agrees that it will comply with the terms and limitations of the Rules of the Association of the NASD.

     SECTION 7. SELECTED DEALER AGREEMENTS.

     (a) The Distributor shall have the right to enter into selected dealers agreements with Selected Dealers for the sale of Shares. In making agreements with Selected Dealers, the Distributor shall act only as principal and not as agent for the Fund. Shares sold to Selected Dealers shall be for resale by such dealers only at the public offering price set forth in the Prospectus.

     (b) Within the United States, the Distributor shall offer and sell shares only to Selected Dealers that are members in good standing of the NASD.

     (c) The Distributor shall adopt and follow procedures, as approved by the Fund, for the confirmation of sales of Shares to investors and Selected Dealers, the collection of amounts payable by investors and Selected Dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD, as such requirements may from time to time exist.

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     SECTION 8. INDEMNIFICATION.

     (a) The Trust shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor, against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, which may be based upon the 1933 Act, or on any other statute or at common law, on the ground that the Registration Statement or related Prospectus, as from time to time amended and supplemented, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of the Trust in favor of the Distributor and any such controlling persons to be deemed to protect such Distributor or any such controlling persons thereof against any liability to the Trust or its security holders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement, or (ii) is the Trust to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust will be entitled to participate at its own expense in the defense or if it so elects, to assume the defense, of any suit brought to enforce any such liability, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and the expenses of any additional counsel retained by them, but, in case the Trust does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Trust shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of the Shares.

     (b) (i) The Distributor shall indemnify and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust against any loss, liability, claim, damage, or expense described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Trust in writing by or on behalf of the Distributor for use in connection with the Registration Statement or related Prospectus, as from time to time amended, and against any losses and all costs in connection with the redemption of shares due to unauthorized use of a Visa card or due to any error, fault or breakdown of the AAA computer programs or operating procedures. In case any action shall be brought against the Trust or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Trust, and the Trust and each, person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this
Section 8.

     (ii) The Distributor shall indemnify and hold harmless the Fund and Fund's transfer agent, individually and in its capacity as the Fund's transfer agent, from and against any claims, damages and liabilities which arise as a result of actions taken pursuant to instructions from, or on behalf of, the Distributor to: (1) redeem all or a part of shareholder accounts in the Fund pursuant to subsection 4(c) hereof and pay the proceeds to, or as directed by, the Distributor for the account of each shareholder whose Shares are so redeemed; and (2) register Shares in the names of investors, confirm the issuance thereof and receive payment therefor pursuant to subsection 3(e).


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     (iii) In case any action shall be brought against the Fund or any person so indemnified by this subsection 8(b) in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Fund, and the Fund and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this
Section 8.

     (c) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Fund on the one hand and the Distributor on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Fund on the one hand and the Distributor on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Fund on the one hand and the Distributor on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Fund bear to the total compensation received by the Distributor, in each case as set forth in the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund or the Distributor and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Fund and the Distributor agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. Notwithstanding the provisions of this subsection (c), the Distributor shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares distributed by it to the public were offered to the public exceeds the amount of any damages which it has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     SECTION 9. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall become effective as of the date first above written and shall remain in force until April 30, 1998, and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of the Trust, cast in person or by proxy, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting upon such approval.

     This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees of the Trust, or by vote of a majority of the outstanding voting securities of the Trust, or by the Distributor, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

     The terms "vote of a majority of the outstanding voting securities," "assignment" and "interested person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act.

     SECTION 10. AMENDMENTS OF THIS AGREEMENT. This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Trustees of the Trust, or by the vote of a majority of outstanding voting securities of the Trust, and (ii) a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.


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     SECTION 11. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act. To the extent the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

     SECTION 12. PERSONAL LIABILITY. The Declaration of Trust establishing Active Assets Money Trust, dated March 27, 1981, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name Active Assets Money Trust, refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Active Assets Money Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of said Active Assets Money Trust but the Trust Estate only shall be liable.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first written in New York, New York.

                                             ACTIVE ASSETS MONEY TRUST


                                             By:
                                                --------------------------------

                                             DEAN WITTER DISTRIBUTORS INC.


                                             By:
                                                --------------------------------


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